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                                                                   EXHIBIT 10.11



                            SECOND AMENDMENT OF LEASE

         This SECOND AMENDMENT OF LEASE, made as of the 9th day of Dec., 1999, by and between RECKSON OPERATING PARTNERSHIP, L.P., (hereinafter referred to as "Landlord") having an office at One Landmark Square, Stamford, Connecticut 06901 and @PLAN, INC., a Pennsylvania corporation, having an office at Three Landmark Square, (Suite 400), Stamford, Connecticut 06901 ("Tenant").

                               W I T N E S S E T H

         WHEREAS, Landlord and Tenant have entered into a Lease dated January 28, 1997, amended by the First Amendment of Lease dated November 15, 1999 (the "Lease"), with respect to approximately 6,460 rentable square feet on the fourth
(4th) floor of Three Landmark Square, Suite 400, (the "Original Premises"), and 2,212 rentable square feet on the second (2nd) floor of Two Landmark Square, Suite 208 (the "Additional Premises"), Stamford, Connecticut, for a combined total square footage leased of 8,672 rentable square feet. The following provisions shall therefore amend other terms and conditions of the Lease.

         NOW THEREFORE, Landlord and Tenant desire to amend the Lease to establish the commencement date for the total Additional Premises, consisting of Space A (1,100 rsf) and Space B (1,112 rsf), upon the earlier of substantial completion or Tenant's occupancy of the Additional Premises. Accordingly, the following provisions shall therefore amend other terms and conditions of the Lease.

                                   PROVISIONS

Landlord and Tenant agree to amend the Lease Agreement as follows:

1.    Article 1.03 of the Lease is amended to read as follows:

      "(c). The term of the Lease for the Additional Premises shall commence the earlier of substantial completion of the work outlined in Article
            3.01 A, or Tenant's occupancy of the Additional Space; (the "Additional Premises Commencement Date"). The Expiration Date for the Additional Premises shall be coterminous with the existing Expiration Date of the Lease for the Original Premises, February 29, 2001 (the "Additional Premises Expiration Date").

       (d). Landlord will allow Tenant access prior to the Additional Premises Commencement Date for purposes of telephone and data wiring."

2.    Article 1.04(a) of the Lease is hereby amended to include the following:

      Effective as follows, the fixed base rent for the Additional Premises shall be as follows:


                                         RATE             MONTHLY               ANNUAL
            LEASE PERIOD               PER RSF        FIXED BASE RENT      FIXED BASE RENT
      -------------------------     -------------   -------------------   -----------------
      Additional Premises               $23.00           $4,239.66            $50,876.00
      Commencement Date - 2/28/01



3.    Article 6.01(a) of the Lease shall be amended to include the following:

      "(i) Effective upon the Additional Premises Commencement Date, the term "Tax Base Year" shall mean the tax fiscal year of July 1, 1999 to June 30, 2000 for Additional Premises only."

4.    Article 6.01(c) of the Lease shall be amended to include the following:

      "Landlord and Tenant agree that the 20.33% of Real Estate Taxes and assessments levied against the Common Areas shall remain in effect with respect to Three Landmark Square only; and that 6.07% of Real Estate Taxes and assessments levied against the Common Areas with respect to Two Landmark Square, shall become effective upon the Additional Premises Commencement Date."



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                                                                   @Plan, Inc.
                                                     Second Amendment of Lease
                                                                        Page 2


5.    Article 6.01(d) of the Lease shall be amended to include the following:

      "(i) Effective upon the Additional Premises Commencement Date, the term "Tenant's Proportionate Share" for the 2.212 rentable square feet only shall be 5.88%."

6.    Article 7.02(a) of the Lease shall be amended to include the following:

      "(i) Effective upon the Additional Premises Commencement Date, the term "Base Year" shall mean the operating base year of January 1, 2000 through December 31, 2000 for the Additional Premises only."

7.    Article 7.02(f) of the Lease shall be amended to include the following:

      "Landlord and Tenant agree that the 20.33% of Operating Costs for the operation of the Building shall remain in effect with respect to Three Landmark Square only; and that 6.07% of Operating Costs for the operation of the Building with respect to Two Landmark Square shall become effective upon the Additional Premises Commencement Date."

8.    Article 7.02(e) of the Lease shall be amended to include the following:

      "(i) Effective upon the Additional Premises Commencement Date, the term "Tenant's Proportionate Share" for the 2,212 rentable square feet only shall be 5.88%."

9. Tenant represents and warrants that the sole broker with whom it has dealt with in this transaction is SOUND COMMERCIAL REAL ESTATE GROUP, LC, 104 Field Point Road, Greenwich, CT 06830, and that no other broker interested Tenant in the Additional Premises. Landlord shall be responsible for the payment of any real estate commission to said broker but Tenant shall hold Landlord harmless from the claim of any other real estate broker or salesman claiming to have interested or have been responsible for Tenant's execution of this Lease.

10. Except as modified herein, the Lease shall remain in full force and effect, and, as, modified by this Agreement, the Lease is ratified and affirmed in all respects.

11. This Agreement may not be amended or terminated nor any of its provisions waived except by an agreement in writing signed by the party to be charged.

12. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment of Lease to be executed as of the day and year first above written.



                                          RECKSON OPERATING PARTNERSHIP, L.P.

SIGNED AND DELIVERED
IN THE PRESENCE OF:                       By: RECKSON ASSOCIATES REALTY CORP.
                                              General Partner

---------------------------

---------------------------               By:  /s/ F.D. Rich, III
                                             -----------------------------------
                                          Name: F.D. Rich, III
                                           Its: Sr. Vice President - Managing
                                                Director


---------------------------               @ PLAN, INC.


---------------------------               By: /s/ Nancy Lazaros
                                             -----------------------------------
                                          Name: Nancy Lazaros
                                               Its: CFO




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